Exhibit 10.13

ROAR

November 15, 2013

Genius Brands International Inc.

Attn: Klaus Moeller, Chairman & CEO

3111 Camino Del Rio North

Suite 400

San Diego, CA 92108
klaus@gnusinc.com

Re: ROAR Engagement

Dear Klaus:

Please find the terms of ROAR, LLC’s (“ROAR” or “Consultant”) engagement with Genius Brands International, Inc. (the “Client” or “GNUS”).

1.	Scope of Services. ROAR agrees to provide the Client with the following non-exclusive strategic management services (the “Services”):

1.1.	Assist and advise GNUS in developing a business development strategy for entertainment and media, and facilitate high level introductions to content syndicators, retailers, studios, production companies and television networks;

1.2.	Assist and advise GNUS with respect to its merger with A2 Entertainment LLC, including all brand and operational integration issues;

1.3.	Assist and advise GNUS with respect to its content strategy, including all film, television and digital initiatives; and

1.4.	Seek and source appropriate celebrity talent to serve as brand ambassador(s) for GNUS.

2.	Term and Termination. This Agreement will have a term of 18 months from the date hereof (the “Term”), Following the Term, the Client will pay Commission (as defined below), if any, quarterly, in accordance with Section 3.2 herein. The Client will have absolutely no obligation to sign any deal sourced by ROAR, and no obligation to pay any Commissions except on applicable monies actually received by Client.

9701 Wilshire Blvd., 8th Floor • Beverly Hills, California 90212 • Ph: 310-424-7800 Fax: 310-424-7824

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3.	ROAR’s Management Compensation. In consideration for its performance of the Services, the Client agree to pay ROAR the following:

3.1.	Non-refundable, Irrevocable Retainer: Upon execution of this Agreement, the Client shall issue to ROAR 6,749,175 shares of the Client’s restricted common stock, which shares shall vest in accordance with the following schedule: (i) 2,000,000 shares upon full execution hereof; (ii) 2,000,000 shares on 1/15/14; (iii) 1,374,588 shares on 9/15/14, and (iv) 1,374,587 shares on 3/15/15 (the “Consulting Shares”). All Consulting Shares issued hereunder may be adjusted to account for any stock splits, reclassifications and/or reorganizations, if any. The Consultant agrees to the Client causing its transfer agent to place a “vesting” legend and stock order against the Consulting Shares in accordance with the foregoing vesting schedule.

3.2	Commission: The Client shall pay the Consultant a commission of 10% of 100% of the derived value from any agreement with a contractual party entered into by the Client and introduced by ROAR (the “Commissions”). By way of example, if the Client hires a celebrity endorser introduced to the Client by ROAR, the Commission would be calculated as 10% of the endorsement fee paid to the endorser.

3.3	ROAR understands that the issuance of any the Consulting Shares is being made pursuant to an exemption from registration under state law and with the Securities and Exchange Commission afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated thereunder, relating to transactions by an issuer not involving any public offering. Consequently, the Consulting Shares are “restricted securities” as that term is defined under the federal securities laws. ROAR acknowledges that any Consulting Shares granted under this Agreement may not be sold or otherwise transferred unless they are registered under the Act and any applicable state securities law or an exemption from such registration is available. Consultant hereby represents and warrants that Consultant is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Act, and Consultant is able to bear the economic risk of an investment in the Consulting Shares. Consultant is acquiring the Consulting Shares solely for its own account and not with a view to the distribution or resale of the Consulting Shares except pursuant to a registration statement declared effective under the Act, or an exemption from the registration requirements of, the Act. Consultant understands that the Consulting Shares are restricted securities as defined in Rule 144 of the Act and that the Consulting Shares shall accordingly bear a standard restrictive legend

4.	Expense Reimbursements. ROAR will pay for all expenses in connection with the Services and this Agreement, except as otherwise explicitly set forth herein. If ROAR is asked to incur expenses by the Client, outside of the reasonable scope of the Services and as otherwise contemplated by this Agreement, the Client shall reimburse such expenses if such expenses have been pre-approved in writing by the Client, with e-mail confirmation serving as an acceptable form of approval. ROAR will provide detailed invoices along with original receipts (or copies of credit card statements with line items) for such expenses. Subject to the foregoing, payment will be due within 10 days following submission to the Client.

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5.	Confidentiality. ROAR acknowledges that during the Term of this Agreement, ROAR may possess, learn or become privy to trade secrets, knowledge about the Client’s business, products, services, techniques, experimental work, market, marketing plan, marketing techniques, customers, clients, suppliers, staff members, investors, work product, and similar proprietary information owned by or associated with the Client (the “Confidential Information”). ROAR agrees that it shall hold all Confidential Information in strict confidence; not allow any unauthorized person access to the Confidential Information; make no disclosure or use, in any way, of any Confidential Information, without the prior written consent of the Client. The term “Confidential Information” shall not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by ROAR or any of its representatives in breach of this Agreement; (b) came into ROAR’s possession from a third party who is known to ROAR not to be bound by any obligations of confidentiality to the Client, or otherwise; or (c) was developed by ROAR or its representatives independently of and without reference to, or knowledge of, any information communicated to ROAR by the Client. ROAR agrees and acknowledges that Confidential Information furnished by the Client to ROAR, or produced by ROAR or others in connection with the performance of services under this Agreement, will be and remain the Client’s sole property. Similarly, the Client will hold all of ROAR’s Confidential Information strictly confidential in accordance with this Section. This Section 5 shall survive the termination of this Agreement.

6.	Audit. ROAR may appoint a certified public accountant to examine, at its cost and expense, those portions of the Client’s books and records relating solely to the payments due to ROAR hereunder (the Client may prepare abstracts of the relevant books and records) for up to 3 years after the expiration or termination of this Agreement. Such audit shall be performed during normal business hours, by a CPA that has signed a confidentiality agreement provided by the Client, upon 10 business days prior written notice, with minimal disruption to the Client.

7.	Applicable Law and Indemnity. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of California, without reference to its conflicts of law principles. Appropriate jurisdiction and venue for any dispute or claim arising hereunder shall lie in Los Angeles, CA. In the event any parts of this Section or the Agreement in general are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

8.	Non-Solicitation. For the Term and 6 months thereafter ROAR and the Client agree not to directly or indirectly solicit for employment or employ any person who is now employed by the other, without prior written consent.

9.	Limitation of Liability. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM ANY PROVISION OF THIS AGREEMENT OTHER THAN DAMAGES ARISING OUT OF BREACH OF CONFIDENTIALITY SET FORTH IN SECTION 5.

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10.  Disclaimer.  From time to time, through the course of ROAR’s representation of you, we may express beliefs concerning the effectiveness of various strategies and courses of action or concerning the merits of any action. However, ROAR has not and will not make any promises or give any guarantees regarding the ultimate success or outcome of a matter. Any statements of ROAR's partners, managers, coordinators, employees, consultants or partners are not intended, nor should they be construed, as any such promise or guarantee.

If everything appears in order, please sign where indicated below and return one fully executed copy to me.

Best regards,			Understood, Acknowledged & Agreed

ROAR, LLC			Genius Brands International Inc.

By:	/s/	Greg Suess	By:	/s/	Klaus Moeller
	Greg Suess, Manager			Klaus Moeller, Chairman & CEO

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